Exhibit 10.1

FIRST AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT
AND OTHER CREDIT DOCUMENTS

THIS FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT AND OTHER CREDIT DOCUMENTS (this “Amendment”) is entered into as of August 16, 2019 (the “Effective Date”), by and among CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, “CONA” and in its capacity as agent for the Lenders, together with its successors, “Administrative Agent”), the lender parties other than CONA who are or hereafter become parties to the below-defined Credit Agreement (together with CONA, individually, each a “Lender”, and collectively, the “Lenders”, as the context may require), THE PARTIES LISTED ON SCHEDULE I ATTACHED HERETO (each, a “Borrower” and collectively, the “Borrowers”), and BROOKDALE SENIOR LIVING INC., a Delaware corporation (“Guarantor”).

RECITALS:

A.Borrowers (other than the hereafter defined Joined Borrowers), Administrative Agent and Lenders entered into that certain Fifth Amended and Restated Credit Agreement dated as of December 5, 2018 (the “Credit Agreement”), pursuant to which the Lenders agreed to make the loan described therein (the “Loan”) to Borrowers.

B.BKD Goodlettsville PropCo, LLC a Delaware limited liability company, became a “Borrower” under the Credit Agreement pursuant to that certain Joinder Agreement dated as of February 6, 2019 (the “Goodlettsville Joined Borrower”).

C.Emeritol Lo Coeur D’Alene LLC, Emeritol Highland Hills LLC, and Emeritol Ridge Wind LLC, each a Delaware limited liability company, became “Borrowers” under the Credit Agreement pursuant to that certain Joinder Agreement dated as of July 24, 2019 (the “Idaho Joined Borrowers” and together with the Goodlettsville Joined Borrower, collectively, the “Joined Borrowers”).

D.Guarantor is liable for the payment of certain (a) obligations under the Loan pursuant to that certain Guaranty dated December 5, 2018, and executed by Guarantor in favor of Administrative Agent for the benefit of the Lenders (the “Guaranty”), and (b) costs and expenses related to the existence of hazardous materials affecting the property securing the Loan pursuant to that certain Hazardous Materials Indemnity Agreement dated December 5, 2018, and executed by Guarantor in favor of Administrative Agent for the benefit of the Lenders (the “Environmental Indemnity”).

E.Borrowers have requested that Administrative Agent and Lenders amend certain provisions and definitions in the Credit Agreement with respect to the calculation of the Availability Amount and certain terms of the Credit Agreement, and Administrative Agent and Lenders have agreed to such requests upon the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Administrative Agent, Lenders, Borrowers and Guarantor hereby agree as follows:

1.Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Credit Agreement (as modified hereby).

2.Recitals. All of the Recitals stated above are true and accurate and by this reference are incorporated into and made a part of the body of this Amendment.

3.Borrowing Base Calculations; Amendments to Definitions.

(a)The following definitions in Section 1.01 of the Credit Agreement are deleted in their entirety and replaced with the following:

“Borrowing Base Amount” means, as of any Determination Date, an amount equal to (a) the FCCR Multiplier as of such date, multiplied by (b) the lesser of (x) the sum of the Mortgaged Assets Borrowing Base Amount and the Pledged Assets Borrowing Base Amount, and (y) the Availability Amount for all Borrowing Base Assets that are Performing Assets as of such date; provided, however, that in no event may the Borrowing Base Amount derived from Pledged Borrowing Base Assets, as of any date, exceed an amount equal to (i) the Mortgaged Assets Borrowing Base Amount as of such date multiplied by (ii) ten percent (10%); and further provided, that for any period in which the Consolidated Fixed Charge Coverage Ratio does not satisfy the requirements of Section 6.12(a), the FCCR Multiplier shall be zero (0).

“Mortgaged Assets Collateral Value” means an amount equal to (a) the Collateral Value as of such date for each Mortgaged Borrowing Base Asset, multiplied by (b) seventy percent (70%).

“Pledged Asset Collateral Value” means an amount equal to (a) the Collateral Value as of such date for each Pledged Borrowing Base Asset, multiplied by (b) sixty percent (60%).

(b)The following new definition is inserted into Section 1.01 of the Credit Agreement, to be placed in alphabetical order therein:

“FCCR Multiplier” means the applicable percentage set forth below, determined in accordance with the Consolidated Fixed Charge Coverage Ratio set forth in the Compliance Certificate most recently delivered to Administrative Agent in accordance with Section 6.02(a):

If Consolidated Fixed Charge Coverage Ratio is:	Then FCCR Multiplier is:
>=1.20x	100.00%
1.19x	97.86%
1.18x	95.71%
1.17x	93.57%
1.16x	91.43%
1.15x	89.29%
1.14x	87.14%
1.13x	85.00%
1.12x	82.86%
1.11x	80.71%
1.10x	78.57%
1.09x	76.43%
1.08x	74.29%
1.07x	72.14%
1.06x	70.00%
1.05x	67.86%
1.04x	65.71%
1.03x	63.57%
1.02x	61.43%
1.01x	59.29%
>=1.00x	57.14%

4.Financial Covenants. Section 6.12(a) of the Credit Agreement is deleted in its entirety and replaced with the following:

(a)    Consolidated Fixed Charge Coverage Ratio. The Consolidated Fixed Charge Coverage Ratio for any period of four consecutive calendar quarters ending on the last day of any calendar quarter, shall be equal to or greater than the required Consolidated Fixed Charge Coverage Ratio for the time periods set forth below:

Time Period	Required Consolidated Fixed Charge Coverage Ratio
Effective Date - June 30, 2021	1.00 to 1.00
July 1, 2021 - December 31, 2022	1.05 to 1.00
January 1, 2023 and thereafter	1.10 to 1.00

5.Acknowledgement Regarding any Supported QFCs. A new Section 10.27 is hereby added to the Credit Agreement to read in its entirety as follows:

10.27    Acknowledgement Regarding any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Secured Rate Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), each party hereto acknowledges and agrees as follows with respect to the resolution power of the Federal Deposit Insurance

Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of Illinois and/or of the United States or any other state of the United States):

(a)In the event a QFC Covered Entity that is party to a Supported QFC (each, a “QFC Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such QFC Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a QFC Covered Party or a BHC Act Affiliate of a QFC Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such QFC Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any QFC Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 10.27, the following terms have the following meanings:

(i)“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii)“QFC Covered Entity” means any of the following:

(1)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(2)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(3)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)“Default Right” has the meaning assigned to that term in, and interpreted in accordance with, 12 C.F.R. § § 252.81, 47.2 or 382.1 as applicable.

(iv)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

6.Additional Modifications to the Credit Agreement. The Credit Agreement is modified as follows:

(a)Schedule 2.01(a) is deleted and replaced with Schedule 2.01(a) attached hereto.

(b)Part D of Schedule 5.13 (Material Contracts; Contracts Subject to Assignment of Claims Act) is deleted and replaced with the following Part D:

D.    Assignment of Claims Act

BREA Sun City West LLC, BREA Palmer Ranch LLC, Brookdale Place at Kenwood, LLC, BKD Goodlettsville PropCo, LLC, BKD Sterling House of Bowling Green, LLC, BKD Sterling House of Waxahachie, LLC, BLC Wellington-Colonial Heights, LLC, BREA Reno LLC, Emerihrt Creekview, LLC, AH Ohio-Columbus Owner, LLC, AH Illinois Owner, LLC, Summerville I, LLC, Emeritol Lo Coeur D’Alene LLC, Emeritol Highland Hills LLC, and Emeritol Ridge Wind LLC participate in Medicare, Medicaid and/or TriCare, all of which are subject to the Federal Assignment of Claims Act.

(c)Schedule 5.19 is deleted and replaced with Schedule 5.19 attached hereto.

7.Ratification by Borrowers. The Borrowers hereby (a) renew, ratify and confirm the indebtedness evidenced by the Notes and the other Credit Documents, as modified hereby; (b) acknowledge that the liens and security interests created and evidenced by the Security Documents and other Credit Documents are valid, subsisting and enforceable in accordance with their terms, as modified hereby; (c) acknowledge that as of the Effective Date there are no offsets, claims or defenses to the indebtedness evidenced by the Notes and the other Credit Documents, as modified hereby; (d) acknowledge and agree that Borrowers are, and shall remain, liable for the prompt and timely payment and performance of the indebtedness evidenced by the Notes and the other Credit Documents, as modified hereby; (e) agree that the Credit Documents are and remain in full force and effect, except as expressly modified hereby; and (f) represent and warrant that, after giving effect to the terms and conditions of this Amendment, there are no uncured Events of Default under the Credit Documents and, to each Borrower’s actual knowledge, no event, condition or state of facts exists or has occurred and remains uncured that, with the giving of notice or passage of time or both, would constitute an Event of Default under the Credit Documents.

8.Ratification by Guarantor. Guarantor joins in the execution and delivery of this

Amendment to (a) evidence its consent to, and agreement with, the terms and conditions of this Amendment and the transactions contemplated hereby; (b) renew, ratify and confirm all the terms, covenants and agreements contained in the Guaranty and the Environmental Indemnity; (c) stipulate and agree that all references in the Guaranty and Environmental Indemnity to (i) the “Loan” shall refer to the Loan, as amended by this Amendment, (ii) the “Credit Agreement” shall refer to the Credit Agreement, as amended by this Amendment, (iii) the “Credit Documents” or any of them shall refer to the Credit Documents as amended by this Amendment, and (iv) any other term, provision or document shall refer to such term, provision or document as amended by this Amendment; and (d) renew, ratify, represent and confirm that (i) each of the Guaranty and Environmental Indemnity is and remains the valid, subsisting and enforceable agreement of Guarantor, enforceable against Guarantor in accordance with its terms, (ii) as of the date hereof there are no offsets, claims or defenses to the Guaranty or Environmental Indemnity, by reason of this Amendment, the transactions contemplated hereby or otherwise, (iii) all representations and warranties of Guarantor in the Guaranty and Environmental Indemnity remain true and correct in all material respects as of the date hereof, (iv) Guarantor has paid and performed all covenants and obligations required to be paid and performed by Guarantor as of the date hereof, and (v) after giving effect to the terms and conditions of this Amendment, no uncured Event of Default exists under the Credit Documents and, to Guarantor’s actual knowledge, no event, condition or state of facts exists or has occurred and remains uncured which, with the giving of notice or passage of time or both, would constitute an Event of Default.

9.Modification of other Credit Documents. All references in the other Credit Documents to the “Credit Agreement” shall mean the Credit Agreement as modified hereby.

10.Continued Validity; No Waiver. Except as expressly provided in this Amendment, all terms, conditions, representations, warranties, and covenants contained in the Credit Agreement and the other Credit Documents shall remain in full force and effect, and are hereby ratified, confirmed and acknowledged by the Borrowers. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

11.Representations and Warranties. The Borrowers hereby represent and warrant to Administrative Agent and Lenders that (a) (after giving effect to the terms and conditions of this Amendment), no Event of Default exists, (b) all of the representations and warranties set forth in the Credit Agreement (after giving effect to the terms and conditions of this Amendment), are true and correct in all material respects on and as of the date of this Amendment as if made on or as of such date, and (c) the execution, delivery and performance of this Amendment (i) have been authorized by all requisite corporate, partnership, limited liability company and trust action and (ii) do not and will not violate or conflict with, result in a breach of or require any consent under the articles or certificate of incorporation, bylaws, partnership agreement, trust agreement or other organizational documents of Borrowers and their partners and/or members, any applicable laws or any material agreement binding on Borrowers or any of their properties.

12.Fees and Expenses. Borrowers agree to pay all reasonable fees and expenses incurred by Administrative Agent and Lenders in connection with the drafting and negotiation of this Amendment, and the transactions contemplated hereby, including, without limitation, (a) a modification fee in the amount of $125,000.00 (representing five hundredths of one percent (0.05%) of the Aggregate Revolving Loan Commitment Amount as of the Effective Date), (b) fees and cost of third-party consultants, accountants or professionals retained by Administrative Agent and Lenders, and (c) reasonable attorneys’ fees and expenses.

13.Construction. This Amendment and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with and governed by, the laws of the State of Illinois and any applicable laws of the United States of America.

14.Binding Effect. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that Borrowers shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Lender.

15.Counterparts. This Amendment may be executed in several counterparts, each of which shall be fully effective as an original, and all of which together shall constitute one and the same instrument.

16.NO ORAL AGREEMENTS. THIS AMENDMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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ADMINISTRATIVE AGENT:	CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent

By: /s/ Carleen Malfettone
Name: Carleen Malfettone
Title:     Duly Authorized Signatory

LENDERS:                    CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender and Swingline Lender

By: /s/ Carleen Malfettone
Name: Carleen Malfettone
Title:     Duly Authorized Signatory

[Signatures Continued on Next Page]

BANK OF AMERICA, N.A.
By: /s/ Joseph L. Corah
Name: Joseph L. Corah
Title:     Director

[Signatures Continued on Next Page]

FIRST TENNESSEE BANK, NA

By: /s/ Cathy Wind
Name: Cathy Wind
Title: SVP

[Signatures Continued on Next Page]

GOLDMAN SACHS BANK USA

By: /s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

[Signatures Continued on Next Page]

MORGAN STANLEY SENIOR FUNDING, INC.

By: /s/ Emanuel Ma
Name: Emanuel Ma
Title: Vice President

[Signatures Continued on Next Page]

PNC BANK, NATIONAL ASSOCIATION
By: /s/ Siobhan Grillon
Name: Siobhan Grillion
Title:     Assistant Vice President

[Signatures Continued on Next Page]

WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/ Darin Mullis
Name: Darin Mullis
Title: Managing Director

[Signatures Continued on Next Page]

BORROWERS:	BLC WELLINGTON-COLONIAL HEIGHTS, LLC,
BKD STERLING HOUSE OF WAXAHACHIE, LLC,
BKD STERLING HOUSE OF BOWLING GREEN, LLC,
BROOKDALE PLACE AT KENWOOD, LLC,
BREA RENO LLC,
BREA SUN CITY WEST LLC,
BREA PALMER RANCH LLC,
EMERIHRT CREEKVIEW LLC,
AH NORTH CAROLINA OWNER, LLC,
SUMMERVILLE I LLC,
BKD WEST MELBOURNE PROPCO, LLC,
BKD PATRIOT HEIGHTS, LLC,
BKD SHORELINE, LLC,
AH OHIO-COLUMBUS OWNER, LLC,
AH ILLINOIS OWNER, LLC,
BKD CLARE BRIDGE OF BROOKFIELD, LLC,
BKD GOODLETTSVILLE PROPCO, LLC,
EMERITOL LO COEUR D’ALENE LLC,
EMERITOL HIGHLAND HILLS LLC,
EMERITOL RIDGE WIND LLC,
each a Delaware limited liability company

By: /s/ George T. Hicks
Name:    George T. Hicks
Title:    Executive Vice President

GUARANTOR:        BROOKDALE SENIOR LIVING INC.,
a Delaware corporation

By: /s/ George T. Hicks
Name:    George T. Hicks
Title:    Executive Vice President

SCHEDULE I

SCHEDULE OF BORROWERS

Borrower	State of Organization
BLC Wellington-Colonial Heights, LLC	DE
BKD Sterling House of Waxahachie, LLC	DE
BKD Sterling House of Bowling Green, LLC	DE
Brookdale Place at Kenwood, LLC	DE
BREA Reno LLC	DE
BREA Sun City West LLC	DE
BREA Palmer Ranch LLC	DE
Emerihrt Creekview LLC	DE
AH North Carolina Owner, LLC	DE
Summerville I LLC	DE
BKD West Melbourne PropCo, LLC	DE
BKD Patriot Heights, LLC	DE
BKD Shoreline, LLC	DE
AH Ohio-Columbus Owner, LLC	DE
AH Illinois Owner, LLC	DE
BKD Clare Bridge of Brookfield, LLC	DE
BKD Goodlettsville PropCo, LLC	DE
Emeritol Lo Coeur D’Alene LLC	DE
Emeritol Highland Hills LLC	DE
Emeritol Ridge Wind LLC	DE

Schedule 2.01(a)

LENDERS AND REVOLVING LOAN COMMITMENTS

Lender	Revolving Loan Commitment*	Pro Rata Share of Commitment
Capital One, National Association	$117,500,000.00	47.000000000%
Bank of America, N.A.	$22,500,000.00	9.000000000%
First Tennessee Bank National Association	$15,000,000.00	6.000000000%
Goldman Sachs Bank USA	$22,500,000.00	9.000000000%
Morgan Stanley Senior Funding, Inc.	$22,500,000.00	9.000000000%
PNC Bank, National Association	$25,000,000.00	10.000000000%
Wells Fargo Bank, N.A.	$25,000,000.00	10.000000000%
Total:	$250,000,000.00	100.000000000%

* Subject to Section 2.01(a)(ii) and (iii)

Schedule 5.19

COVERED ENTITIES UNDER HIPAA

BREA Sun City West LLC
BKD Patriot Heights, LLC
BKD Clare Bridge of Brookfield, LLC
BKD Shoreline, LLC
Brookdale Place at Kenwood, LLC
Emeritol Lo Coeur D’Alene LLC
Emeritol Highland Hills LLC
Emeritol Ridge Wind LLC